                                                          Exhibit No. EX-99.4(b)

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF  REORGANIZATION  ("Agreement"),  made as of this
19th day of February  2004, by and between  Delaware  Group Equity Funds II (the
"Acquiring  Trust"),  a statutory  trust  created under the laws of the State of
Delaware,  with  its  principal  place  of  business  at  One  Commerce  Square,
Philadelphia,  Pennsylvania  19103,  on behalf of its series,  Delaware  Decatur
Equity Income Fund (the "Decatur Equity Income Fund"), and Voyageur Mutual Funds
III (the  "Trust"),  a statutory  trust  created  under the laws of the State of
Delaware,  with its  principal  place of business  also at One Commerce  Square,
Philadelphia,  Pennsylvania  19103, on behalf of its series Delaware Core Equity
Fund (the "Acquired Fund") .

                             PLAN OF REORGANIZATION

     The   reorganization   (hereinafter   referred   to   as   the   "Plan   of
Reorganization")  will consist of: (i) the acquisition by the Acquiring Trust on behalf of the Decatur Equity Income Fund of  substantially  all of the property, assets and  goodwill of the Acquired  Fund in exchange  solely for (a) shares of beneficial  interest,  no par value, of the Decatur Equity Income Fund - Class A
("Decatur  Equity  Income  Fund  Class A  Shares"),  (b)  shares  of  beneficial interest,  no par value,  of the Decatur  Equity Income Fund - Class B ("Decatur
Equity Income Fund Class B Shares"),  (c) shares of beneficial interest,  no par value, of the Decatur Equity Income Fund - Class C ("Decatur  Equity Income Fund
Class C  Shares"),  (d) shares of  beneficial  interest,  no par  value,  of the
Decatur  Equity  Income  Fund - Class R  ("Decatur  Equity  Income  Fund Class R
Shares"),  (e) shares of beneficial interest, no par value of the Decatur Equity
Income Fund -  Institutional  Class ("Decatur  Equity Income Fund  Institutional
Class  Shares"),  and (f) the assumption by the Acquiring Trust on behalf of the
Decatur Equity Income Fund of all of the  liabilities of the Acquired Fund; (ii)
the  distribution  of (a)  Decatur  Equity  Income  Fund  Class A shares  to the shareholders of Acquired Fund - Class A Shares ("Acquired Fund Class A Shares"),
(b) Decatur  Equity Income Fund Class B Shares to the  shareholders  of Acquired
Fund - Class B Shares  ("Acquired  Fund Class B  Shares"),  (c)  Decatur  Equity
Income Fund Class C Shares to the shareholders of Acquired Fund - Class C Shares
("Acquired Fund Class C Shares"),  (d) Decatur Equity Income Fund Class R Shares
to the  shareholders  of Acquired Fund - Class R Shares  ("Acquired Fund Class R
Shares"),  and (e) Decatur Equity Income Fund Institutional  Class Shares to the
shareholders  of Acquired  Fund -  Institutional  Class Shares  ("Acquired  Fund
Institutional  Class  Shares"),  according  to  their  respective  interests  in complete  liquidation  of the Acquired  Fund;  and (iii) the  dissolution of the
Acquired Fund as soon as practicable after the closing (as referenced in Section
3, hereof,  hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

                                    AGREEMENT

     In order to consummate the Plan of  Reorganization  and in consideration of the premises and of the  covenants and  agreements  hereinafter  set forth,  and intending to be legally bound, the parties hereto covenant and agree as follows:

     1.   Sale  and  Transfer  of  Assets  and   Liabilities,   Liquidation  and
          Dissolution of the Acquired Fund
          ----------------------------------------------------------------------

     (a) Subject to the terms and conditions of this Agreement,  and in reliance on the  representations  and warranties of the Acquiring Trust herein contained, and in consideration of the delivery by the Acquiring Trust of the number of its shares of  beneficial  interest of the Decatur  Equity  Income Fund  hereinafter provided,  the Trust, on behalf of the Acquired Fund,  agrees that it will sell, convey,  transfer and deliver to the Acquiring  Trust,  on behalf of the Decatur
Equity  Income  Fund,  at the  Closing  provided  for in  Section  3, all of the liabilities,  debts,  obligations  and duties of any  nature,  whether  accrued, absolute,  contingent or otherwise  ("Liabilities") and the then existing assets of the Acquired Fund as of the close of business  (which  hereinafter  shall be, unless  otherwise  noted,  the  regular  close of business of the New York Stock
Exchange, Inc. ("NYSE")) ("Close of Business") on the valuation date (as defined in Section 3 hereof, hereinafter called the "Valuation Date"), free and clear of all liens, encumbrances,  and claims whatsoever (other than shareholders' rights of redemption and such  restrictions  as might arise under the Securities Act of
1933, as amended (the "1933 Act"), with respect to privately placed or otherwise restricted  securities  that the Acquired Fund may have acquired in the ordinary course  of  business),  except  for  cash,  bank  deposits,  or cash  equivalent securities in an estimated amount necessary (1) to pay the Acquired Fund's costs and expenses of carrying out this Agreement (including, but not limited to, fees of counsel and  accountants,  and expenses of its  liquidation  and  dissolution contemplated  hereunder),  which costs and expenses  shall be established on the books of the Acquired  Fund as liability  reserves,  (2) to discharge all of the
Acquired  Fund's  Liabilities  on its  books  at the  Close of  Business  on the
Valuation Date including,  but not limited to, its income  dividends and capital gains  distributions,  if any, payable for any period prior to, and through, the
Close of Business on the Valuation  Date, and excluding  those  liabilities  and obligations  that would  otherwise be discharged at a later date in the ordinary course of business,  and (3) to pay such contingent  liabilities as the trustees of the Trust shall  reasonably  deem to exist against the Acquired Fund, if any, at the Close of Business on the Valuation  Date, for which  contingent and other appropriate liability reserves shall be established on the books of the Acquired
Fund  (hereinafter  "Net  Assets").  The Trust,  on behalf of the Acquired Fund, shall  also  retain  any and all rights  that it may have over and  against  any person that may have  accrued up to and  including  the Close of Business on the
Valuation  Date.  The Trust  agrees to use  commercially  reasonable  efforts to identify all of the Acquired Fund's  Liabilities prior to the Valuation Date and to discharge all such known Liabilities on or prior to the Valuation Date.

     (b) Subject to the terms and conditions of this Agreement,  and in reliance on the  representations  and  warranties  of the Trust on behalf of the Acquired
Fund herein contained, and in consideration of such sale, conveyance,  transfer, and  delivery,  the  Acquiring  Trust  agrees  at  the  Closing  to  assume  the
Liabilities,  on behalf of the Decatur Equity Income Fund, and to deliver to the
Trust on behalf of the Acquired  Fund:  (i) the number of Decatur  Equity Income
Fund Class A Shares,  determined  by  dividing  the net asset value per share of
Acquired Fund Class A Shares as of the Close of Business on the  Valuation  Date
by the net asset value per share of Decatur Equity Income Fund Class A Shares as of Close of Business on the Valuation  Date, and  multiplying  the result by the number of outstanding  shares of the Acquired Fund Class A Shares as of Close of
Business on the Valuation  Date;  (ii) the number of Decatur  Equity Income Fund
Class B Shares, determined by dividing the net asset value per share of Acquired
Fund Class B Shares as of Close of  Business  on the  Valuation  Date by the net
asset value per share of Decatur  Equity  Income Fund Class B Shares as of Close
of Business on the Valuation  Date, and  multiplying the result by the number of outstanding  shares of  Acquired  Fund Class B Shares as of Close of Business on
the  Valuation  Date;  (iii) the number of Decatur  Equity  Income  Fund Class C
Shares,  determined  by dividing the net asset value per share of Acquired  Fund
Class C Shares as of Close of  Business on the  Valuation  Date by the net asset value per share of  Decatur  Equity  Income  Fund  Class C Shares as of Close of
Business on the  Valuation  Date,  and  multiplying  the result by the number of outstanding  shares of  Acquired  Fund Class C Shares as of Close of Business on
the  Valuation  Date;  (iv) the number of  Decatur  Equity  Income  Fund Class R
Shares,  determined  by dividing the net asset value per share of Acquired  Fund
Class R Shares as of Close of  Business on the  Valuation  Date by the net asset value per share of  Decatur  Equity  Income  Fund  Class R Shares as of Close of
Business on the  Valuation  Date,  and  multiplying  the result by the number of outstanding  shares of  Acquired  Fund Class R Shares as of Close of Business on
the  Valuation   Date;  and  (v)  the  number  of  Decatur  Equity  Income  Fund
Institutional Class Shares, determined by dividing the net asset value per share of  Acquired  Fund  Institutional  Class  Shares as of Close of  Business on the
Valuation  Date by the net asset value per share of Decatur  Equity  Income Fund
Institutional  Class Shares as of Close of Business on the Valuation  Date,  and
multiplying  the result by the number of  outstanding  shares of  Acquired  Fund
Institutional  Class Shares as of Close of Business on the Valuation  Date.  All
such values  shall be  determined  in the manner and as of the time set forth in
Section 2 hereof.

     (c) As soon as practicable  following the Closing, the Trust shall dissolve the Acquired Fund and distribute pro rata to the Acquired Fund's shareholders of record  as of the  Close of  Business  on the  Valuation  Date,  the  shares  of beneficial  interest of the Decatur  Equity Income Fund received by the Acquired
Fund  pursuant to this Section 1. Such  dissolution  and  distribution  shall be accomplished  by the  establishment  of  accounts  on the share  records  of the
Decatur Equity Income Fund of the type and in the amounts due such  shareholders pursuant to this Section 1 based on their  respective  holdings of shares of the
Acquired  Fund as of the Close of Business  on the  Valuation  Date.  Fractional
shares of beneficial interest of the Decatur Equity Income Fund shall be carried to the third decimal  place.  Unless  requested,  no  certificates  representing shares of beneficial  interest of the Decatur  Equity Income Fund will be issued to  shareholders  of the  Acquired  Fund  Shares  irrespective  of whether  such shareholders hold their shares in certificated form.

     (d) At the  Closing,  each  shareholder  of record  of the  Trust  shall be entitled to surrender the same to the transfer agent for the Acquiring Trust and request in exchange  therefor a certificate  or  certificates  representing  the number of whole  shares of  beneficial  interest of the class of Decatur  Equity
Income Fund shares into which the corresponding shares of beneficial interest of the Acquired Fund theretofore  represented by the certificate or certificates so surrendered  shall have been converted.  Certificates  for fractional  shares of beneficial  interest  of the  Acquiring  Trust  shall  not be  issued,  but such fractional  shares shall  continue to be carried by the Acquiring  Trust in book entry  form for the  account of such  shareholder.  Until so  surrendered,  each
outstanding  certificate,   which,  prior  to  Closing,  represented  shares  of
beneficial interest of the Acquired Fund, shall be deemed for all Decatur Equity
Income Fund purposes to evidence ownership of the number of shares of beneficial interest of the Decatur  Equity  Income Fund into which the shares of beneficial interest of the Acquired Fund (which prior to Closing were represented  thereby)
have been converted.

     (e) At the Closing,  each  shareholder of record of the Acquired Fund as of the record date (the  "Distribution  Record  Date")  with  respect to any unpaid dividends  and other  distributions  that were  declared  prior to the  Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid  dividends  and  distributions  with respect  to the  shares  of the  Acquired  Fund  that  such  person  had on such
Distribution Record Date.

     2.   Valuation
          ---------

     (a) The value of the  Acquired  Fund's  Net  Assets to be  acquired  by the
Decatur Equity Income Fund  hereunder  shall be computed as of Close of Business on the Valuation  Date using the valuation  procedures set forth in the Acquired
Fund's currently effective prospectus and statement of additional information.

     (b) The net asset  value of a share of  beneficial  interest of the Decatur
Equity  Income Fund Class A Shares,  Decatur  Equity Income Fund Class B Shares,
Decatur  Equity Income Fund Class C Shares,  Decatur  Equity Income Fund Class R
Shares and  Decatur  Equity  Income Fund  Institutional  Class  Shares  shall be determined to the nearest full cent as of the Close of Business on the Valuation
Date using the  valuation  procedures  set forth in the  Decatur  Equity  Income
Fund's currently effective prospectus and statement of additional information.

     (c) The net asset value of a share of  beneficial  interest of the Acquired
Fund Class A Shares, Acquired Fund Class B Shares, Acquired Fund Class C Shares,
Acquired Fund Class R Shares and Acquired Fund Institutional  Class Shares shall be  determined  to the  nearest  full  cent as of the Close of  Business  on the
Valuation  Date,  using the  valuation  procedures  as set forth in the Acquired
Fund's currently effective prospectus and statement of additional information.

     3.   Closing and Valuation Date
          --------------------------

     The  Valuation  Date  shall be March 26,  2004,  or such  later date as the parties may mutually agree. The Closing shall take place at the principal office of the Acquiring Trust, One Commerce Square, Philadelphia, Pennsylvania 19103 at
approximately  9:00 a.m.  Eastern time on the first  business day  following the
Valuation Date.  Notwithstanding  anything herein to the contrary,  in the event that on the  Valuation  Date (a) the NYSE  shall be closed to trading or trading thereon  shall be  restricted or (b) trading or the reporting of trading on such exchange  or  elsewhere  shall be  disrupted  so that,  in the  judgment  of the
Acquiring Trust or Trust,  accurate  appraisal of the value of the net assets of the  Acquired  Fund or the  Decatur  Equity  Income Fund is  impracticable,  the
Valuation  Date shall be  postponed  until the first  business day after the day when trading shall have been fully resumed  without  restriction  or disruption, reporting  shall have been  restored and accurate  appraisal of the value of the net  assets  of the  Acquired  Fund  and  the  Decatur  Equity  Income  Fund  is
practicable  in the judgment of the Acquiring  Trust and Trust.  The Trust shall have provided for delivery as of the Closing of those Net Assets of the Acquired
Fund to be transferred to the Decatur Equity Income Fund's  Custodian,  JPMorgan
Chase Bank, 4 Chase Metrotech Center,  Brooklyn, NY 11245. Also, the Trust shall deliver at the  Closing a list  (which may be in  electronic  form) of names and addresses of the  shareholders  of record of its Acquired  Fund Shares,  and the number of full and  fractional  shares of  beneficial  interest of such  classes owned by each  such  shareholder,  indicating  thereon  which  such  shares  are represented by outstanding certificates and which by book-entry accounts, all as of the Close of Business on the Valuation Date, certified by its transfer agent, or by its President or Vice-President to the best of their knowledge and belief.
The  Acquiring  Trust  shall  issue and deliver a  certificate  or  certificates evidencing  the shares of the Decatur  Equity Income Fund to be delivered at the
Closing  to said  transfer  agent  registered  in such  manner  as the Trust may request,  or provide  evidence  satisfactory  to the Trust in such manner as the
Trust may request that such shares of beneficial  interest of the Decatur Equity
Income Fund have been  registered in an open account on the books of the Decatur
Equity Income Fund.

     4.   Representations and Warranties by the Trust
          -------------------------------------------

     The Trust represents and warrants to the Acquiring Trust that:

     (a) The Trust is a statutory  trust  created under the laws of the State of
Delaware on December 17,  1998,  and is validly  existing  and in good  standing under  the laws of that  State.  The  Trust,  of which  the  Acquired  Fund is a separate series, is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end,  management  investment  company.  Such registration  is in full force and  effect as of the date  hereof and will be in full force and  effect as of the  Closing  and all of its shares  sold have been sold pursuant to an effective  registration  statement filed under the 1933 Act, except for any shares sold  pursuant to the private  offering  exemption for the purpose of raising initial capital.

     (b) The  Trust is  authorized  to issue an  unlimited  number  of shares of beneficial  interest of the Acquired Fund, with no par value.  Each  outstanding share of the Acquired Fund is validly issued, fully paid, non-assessable and has full voting rights and,  except for any such shares sold pursuant to the private
offering   exemption  for  purposes  of  raising  initial  capital,   is  freely
transferable.

     (c) The financial  statements  appearing in the Acquired Fund Annual Report to Shareholders for the fiscal year ended October 31, 2003,  audited by Ernest &
Young,  LLP, copies of which have been delivered to the Acquiring Trust, and any unaudited  financial  statements,  copies  of  which  may  be  furnished  to the
Acquiring Trust,  fairly present the financial  position of the Acquired Fund as of the  date  indicated,  and the  results  of its  operations  for  the  period indicated,  in conformity with generally accepted accounting  principles applied on a consistent basis.

     (d) The books and  records  of the  Acquired  Fund  made  available  to the
Acquiring Trust and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Acquired Fund.

     (e) The statement of assets and liabilities to be furnished by the Trust as of the Close of Business on the  Valuation  Date for the purpose of  determining the number of shares of beneficial interest of the Decatur Equity Income Fund to be issued pursuant to Section 1 hereof will accurately reflect the Net Assets of the Acquired  Fund and  outstanding  shares of beneficial  interest,  as of such date, in conformity with generally accepted  accounting  principles applied on a consistent basis.

     (f) At the Closing,  it will have good and  marketable  title to all of the securities  and other  assets shown on the  statement of assets and  liabilities referred to in subsection (e) above, free and clear of all liens or encumbrances of any nature  whatsoever except such restrictions as might arise under the 1933
Act with respect to privately placed or otherwise restricted  securities that it may have acquired in the ordinary course of business and such  imperfections  of title or encumbrances as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (g) The Trust has the necessary power and authority to conduct its business and  the  business  of the  Acquired  Fund  as such  businesses  are  now  being conducted.

     (h) The Trust is not a party to or  obligated  under any  provision  of its
Agreement and  Declaration of Trust,  By-Laws,  or any material  contract or any other  material  commitment  or  obligation,  and is not subject to any order or decree that would be  violated by its  execution  of or  performance  under this
Agreement.

     (i) The Trust has full power and  authority  to enter into and  perform its
obligations   under  this  Agreement,   subject  to  approval  of  the  Plan  of
Reorganization  by the Acquired Fund's  shareholders.  Except as provided in the immediately preceding sentence, the execution,  delivery and performance of this
Agreement have been validly  authorized,  executed and delivered by it, and this
Agreement  constitutes  its  legal,  valid and  binding  obligation  enforceable against it in accordance with its terms, subject as to enforcement to the effect
of  bankruptcy,   insolvency,   reorganization,   arrangement  among  creditors,
moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability  relating to or affecting  creditor's rights and to general equity principles.

     (j) Neither the Trust nor the Acquired Fund is under the  jurisdiction of a
Court in a Title 11 or similar  case within the meaning of Section  368(a)(3)(A)
of the Internal Revenue Code of 1986, as amended (the "Code").

     (k) The Trust does not have any unamortized or unpaid  organizational  fees or expenses.

     (l) The  Trust  has  elected  to treat  the  Acquired  Fund as a  regulated investment  company  ("RIC") for  federal  income tax  purposes  under Part I of
Subchapter M of the Code,  the  Acquired  Fund is a "fund" as defined in Section
851(g)(2)  of the Code,  has  qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing,  and  consummation of the transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     5.   Representations and Warranties by the Acquiring Trust
          -----------------------------------------------------

     The Acquiring Trust represents and warrants to the Trust that:

     (a) The Acquiring  Trust is a statutory trust created under the laws of the
State of Delaware on December  17,  1998,  and is validly  existing  and in good standing under the laws of that State. The Acquiring Trust, of which the Decatur
Equity Income Fund is a separate series of shares,  is duly registered under the
1940 Act as an open-end,  management investment company, such registration is in full force and effect as of the date  hereof or will be in full force and effect as of the  Closing  and all of its  shares  sold have been sold  pursuant  to an effective registration statement filed under the 1933 Act, except for any shares sold  pursuant  to the  private  offering  exemption  for the purpose of raising initial capital.

     (b) The  Acquiring  Trust is  authorized  to issue an  unlimited  number of shares of beneficial  interest,  without par value, of the Decatur Equity Income
Fund.  Each  outstanding  share of the Decatur Equity Income Fund is fully paid, non-assessable  and has full  voting  rights  and,  except for any  shares  sold pursuant to the  private  offering  exemption  for  purposes of raising  initial capital,  is freely  transferable.  The  shares of  beneficial  interest  of the
Decatur Equity Income Fund to be issued  pursuant to Section 1 hereof will, upon their  issuance,  be validly  issued and fully paid and  non-assessable,  freely transferable and have full voting rights.

     (c) At the  Closing,  each class of shares of  beneficial  interest  of the
Decatur  Equity  Income  Fund to be issued  pursuant to this  Agreement  will be eligible  for  offering to the public in those  states of the United  States and jurisdictions  in which the  corresponding  class of shares of the Acquired Fund are  presently  eligible for offering to the public,  and there are an unlimited number of shares  registered  under the 1933 Act such that there is a sufficient number of such shares to permit the transfers  contemplated by this Agreement to be consummated.

     (d) The statement of assets and  liabilities  of the Decatur  Equity Income
Fund to be furnished by the  Acquiring  Trust as of the Close of Business on the
Valuation Date for the purpose of determining the number of shares of beneficial interest of the Decatur  Equity  Income Fund to be issued  pursuant to Section 1 hereof will accurately  reflect the net assets of the Decatur Equity Income Fund and outstanding  shares of beneficial  interest,  as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (e) At the Closing, the Acquiring Trust will have good and marketable title to all of the  securities  and other assets shown on the statement of assets and liabilities  referred to in subsection (d) above, free and clear of all liens or encumbrances of any nature  whatsoever  except such  restrictions as might arise under the 1933 Act with  respect to  privately  placed or  otherwise  restricted securities that it may have acquired in the ordinary course of business and such imperfections  of title or  encumbrances  as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (f) The Acquiring  Trust has the  necessary  power and authority to conduct its  business  and  the  business  of the  Decatur  Equity  Income  Fund as such businesses are now being conducted.

     (g) The Acquiring  Trust is not a party to or obligated under any provision of its Agreement and Declaration of Trust,  By-Laws, or any material contract or any other material commitment or obligation,  and is not subject to any order or decree that would be  violated by its  execution  of or  performance  under this
Agreement.

     (h) The  Acquiring  Trust has full  power and  authority  to enter into and perform its  obligations  under this  Agreement.  The  execution,  delivery  and performance  of this  Agreement  have  been  validly  authorized,  executed  and delivered by it, and this  Agreement  constitutes  its legal,  valid and binding obligation  enforceable  against it in  accordance  with its  terms,  subject to enforcement to the effect of bankruptcy, insolvency reorganization, arrangements among  creditors,  moratorium,  fraudulent  transfer  or  conveyance,  and other similar laws of general applicability  relating to or affecting creditors rights and to general equity principles.

     (i) Neither the Acquiring Trust nor the Decatur Equity Income Fund is under the  jurisdiction of a Court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

     (j) The books and records of the Decatur  Equity Income Fund made available to the Trust  and/or its counsel are true and correct in all  material  respects and contain no material omissions with respect to the business and operations of the Decatur Equity Income Fund.

     (k) The Acquiring Trust has elected to treat the Decatur Equity Income Fund as a regulated  investment company ("RIC") for federal income tax purposes under
Part I of Subchapter M of the Code,  the Decatur  Equity Income Fund is a "fund"
as defined in Section  851(g)(2)  of the Code,  has  qualified as a RIC for each taxable  year since its  inception  and will qualify as a RIC as of the Closing, and consummation of the transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     6.   Representations and Warranties by the Trust and the Acquiring Trust
          ----------------------------------------------------------------------

     The Trust and the Acquiring Trust each represents and warrants to the other that:

     (a) Except as discussed in its currently effective prospectus, there are no legal,  administrative or other proceedings or investigations against it, or, to its knowledge, threatened against it, that would materially affect its financial condition or its ability to consummate  the  transactions  contemplated  by this
Agreement.  It is not charged with or, to its  knowledge,  threatened  with, any violation or  investigation  of any possible  violation of any provisions of any federal,  state or local law or regulation or administrative  ruling relating to any aspect of its business.

     (b)  There are no known  actual or  proposed  deficiency  assessments  with respect to any taxes payable by it.

     (c) It has duly and timely  filed,  on behalf of the  Acquired  Fund or the
Decatur Equity Income Fund, as  appropriate,  all Tax (as defined below) returns and reports (including  information returns),  which are required to be filed by such  Acquired  Fund or Decatur  Equity  Income  Fund,  and all such returns and reports  accurately  state the amount of Tax owed for the periods covered by the returns,  or, in the case of  information  returns,  the amount and character of income  required to be reported by such Acquired  Fund or Decatur  Equity Income
Fund.  On behalf of the Acquired  Fund or the Decatur  Equity  Income  Fund,  as
appropriate,  it has paid or made provision and properly accounted for all Taxes
(as defined  below) due or properly shown to be due on such returns and reports.
The  amounts  set up as  provisions  for Taxes in the books and  records  of the
Acquired Fund or Decatur Equity Income Fund, as appropriate,  as of the Close of
Business  on the  Valuation  Date will,  to the  extent  required  by  generally accepted  accounting  principles,  be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by the Acquired  Fund or Decatur  Equity  Income  Fund,  as
appropriate, for any periods or fiscal years prior to and including the Close of
Business on the Valuation Date,  including all Taxes imposed before or after the
Close of Business on the Valuation Date that are attributable to any such period or fiscal year. No return filed by it, on behalf of the Acquired Fund or Decatur
Equity Income Fund, as  appropriate,  is currently being audited by the Internal
Revenue  Service  or by any  state or local  taxing  authority.  As used in this
Agreement, "Tax" or "Taxes" means all federal, state, local and foreign (whether imposed by a country or political  subdivision or authority  thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property,  ad valorem or other taxes, stamp taxes and duties, fees,  assessments or charges,  whether  payable  directly  or by  withholding,  together  with any interest and any penalties,  additions to tax or additional  amounts  imposed by any  taxing  authority  (foreign  or  domestic)  with  respect  thereto.  To its knowledge,  there  are no  levies,  liens  or  encumbrances  relating  to  Taxes existing,  threatened or pending with respect to the assets of the Acquired Fund or Decatur Equity Income Fund, as appropriate.

     (d) All information  provided to the Trust by the Acquiring  Trust,  and by the Trust to the Acquiring  Trust,  for inclusion in, or  transmittal  with, the
Combined Proxy Statement and Prospectus with respect to this Agreement  pursuant to which approval of the Acquired Fund  shareholders  will be sought,  shall not contain any untrue  statement  of a material  fact,  or omit to state a material fact  required to be stated in order to make the  statements  made  therein,  in light of the circumstances under which they were made, not misleading.

     (e) Except in the case of the Trust with  respect  to the  approval  of the
Acquired   Fund's   shareholders  of  the  Agreement,   no  consent,   approval,
authorization or order of any court or governmental  authority,  or of any other person  or  entity,  is  required  for  the  consummation  of  the  transactions contemplated by this  Agreement,  except as may be required by the 1933 Act, the
Securities  Exchange Act of 1934, as amended (the "1934 Act"),  the 1940 Act, or state securities laws or Delaware  statutory trust laws (including,  in the case of each of the foregoing, the rules and regulations thereunder).

     7.   Covenants of the Trust
          -----------------------

     (a) The  Trust  covenants  to  operate  business  of the  Acquired  Fund as presently conducted between the date hereof and the Closing.

     (b) The Trust undertakes that the Acquired Fund will not acquire the shares of  beneficial  interest  of the Decatur  Equity  Income Fund for the purpose of making distributions thereof other than to the Acquired Fund's shareholders.

     (c) The Trust  covenants  that by the Closing,  all of the Acquired  Fund's federal  and other Tax  returns  and  reports  required by law to be filed on or before  such date shall have been filed and all federal and other Taxes shown as due on said returns shall have either been paid or adequate  liability  reserves shall have been provided for the payment of such Taxes.

     (d) The Trust will at the Closing provide the Acquiring Trust with:

          (1) A statement of the respective  tax basis of all  investments to be transferred by the Acquired Fund to the Decatur Equity Income Fund.

          (2) A copy (which may be in electronic form) of the shareholder ledger accounts  including,  without  limitation,  the name,  address and taxpayer identification  number of each shareholder of record,  the number of shares of beneficial interest held by each shareholder,  the dividend reinvestment elections  applicable to each shareholder,  and the backup  withholding and nonresident  alien withholding  certifications,  notices or records on file with the  Acquired  Fund with respect to each  shareholder,  for all of the shareholders  of record of the  Acquired  Fund's  shares as of the Close of
     Business on the Valuation  Date,  who are to become  holders of the Decatur
     Equity  Income  Fund as a result  of the  transfer  of  assets  that is the subject of this Agreement, certified by its transfer agent or its President or its Vice-President to the best of their knowledge and belief.

     (e) The Board of Trustees of the Trust shall call and the Trust shall hold, a Special Meeting of the Acquired Fund's  shareholders to consider and vote upon this  Agreement  (the  "Special  Meeting")  and the Trust  shall  take all other actions reasonably necessary to obtain approval of the transactions contemplated herein.  The Trust agrees to mail to each shareholder of record entitled to vote at the Special Meeting at which action on this Agreement is to be considered, in sufficient time to comply with  requirements  as to notice  thereof,  a Combined
Proxy Statement and Prospectus  that complies in all material  respects with the applicable provisions of Section 14(a) of the 1934 Act, and Section 20(a) of the
1940 Act, and the rules and regulations promulgated thereunder.

     (f) The Trust shall supply to the  Acquiring  Trust,  at the  Closing,  the statement  of the  assets and  liabilities  described  in  Section  4(e) of this
Agreement in conformity with the requirements described in such Section.

     8.   Covenants of the Acquiring Trust
          --------------------------------

     (a) The Acquiring Trust covenants that the shares of beneficial interest of the Decatur  Equity  Income Fund to be issued and delivered to the Acquired Fund pursuant to the terms of Section 1 hereof shall have been duly  authorized as of the Closing and, when so issued and  delivered,  shall be  registered  under the
1933 Act, validly issued, and fully paid and non-assessable,  and no shareholder of the  Decatur  Equity  Income  Fund shall have any  statutory  or  contractual preemptive right of subscription or purchase in respect thereof.

     (b) The  Acquiring  Trust  covenants to operate the business of the Decatur
Equity  Income  Fund as  presently  conducted  between  the date  hereof and the
Closing.

     (c) The Acquiring Trust  covenants that by the Closing,  all of the Decatur
Equity Income Fund's  federal and other tax returns and reports  required by law to be filed on or before  such date shall have been  filed and all  federal  and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

     (d) The  Acquiring  Trust shall supply to the Trust,  at the  Closing,  the statement of assets and liabilities  described in Section 5(d) of this Agreement in conformity with the requirements described in such Section.

     (e) The  Acquiring  Trust will file with the United States  Securities  and
Exchange  Commission (the  "Commission")  a Registration  Statement on Form N-14
under  the  1933 Act  ("Registration  Statement"),  relating  to the  shares  of beneficial  interest of the Decatur Equity Income Fund issuable  hereunder,  and will use its best efforts to provide that such  Registration  Statement  becomes effective as promptly as practicable.  At the time such  Registration  Statement becomes  effective,  it (i)  will  comply  in all  material  respects  with  the applicable  provisions  of the 1933 Act,  the 1934 Act and the 1940 Act, and the
rules and  regulations  promulgated  thereunder;  and (ii) will not  contain  an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the  time  the  Registration  Statement  becomes  effective,  at the time of the
Acquired Fund's  shareholders'  meeting,  and at the Closing, the prospectus and statement of additional  information included in the Registration Statement will not contain an untrue  statement of a material  fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     9.   Conditions  Precedent to be  Fulfilled by the Trust and the  Acquiring
          Trust
          ----------------------------------------------------------------------

     The  obligations  of the Trust and the Acquiring  Trust to effectuate  this
Agreement  and the Plan of  Reorganization  hereunder  shall be  subject  to the following respective conditions:

     (a) That (1) all the  representations  and  warranties  of the other  party contained  herein shall be true and correct in all  material  respects as of the
Closing  with the same  effect as though  made as of and at such  date;  (2) the other party shall have performed all  obligations  required by this Agreement to be  performed  by it at or prior to the  Closing;  and (3) the other party shall have  delivered  to  such  party  a  certificate  signed  by  the  President  or
Vice-President  and by the  Secretary  or  equivalent  officer to the  foregoing effect.

     (b) That the other party shall have  delivered  to such party a copy of the resolutions  approving  this  Agreement  adopted by the other  party's  Board of
Trustees, certified by the Secretary or equivalent officer.

     (c) That the  Commission  shall  not have  issued an  unfavorable  advisory report under Section  25(b) of the 1940 Act, nor  instituted  nor  threatened to
institute   any   proceeding   seeking  to  enjoin  the   consummation   of  the
reorganization  contemplated  hereby under Section 25(c) of the 1940 Act, and no
other  legal,   administrative  or  other  proceeding  shall  be  instituted  or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) That this Agreement and the Plan of Reorganization and the transactions contemplated  hereby shall have been approved by the  appropriate  action of the shareholders  of the  Acquired  Fund at an  annual  or  special  meeting  or any adjournment thereof.

     (e)  That  the  Acquired  Fund  shall  have  declared  a  distribution   or
distributions  prior to the  Valuation  Date that,  together  with all  previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary  income and all of its capital gain net income,  if any, for the period  from the close of its last  fiscal  year to the Close of Business on the
Valuation Date, and (ii) any undistributed  ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

     (f) That all  required  consents of other  parties and all other  consents, orders and permits of federal,  state and local authorities  (including those of the U.S.  Securities  and Exchange  Commission  and of state Blue Sky securities authorities,  including any necessary  "no-action" positions or exemptive orders from  such  federal  and  state  authorities)  to  permit  consummation  of  the transaction  contemplated hereby shall have been obtained,  except where failure to obtain any such  consent,  order or permit would not involve risk of material adverse  effect on the assets and properties of the Acquired Fund or the Decatur
Equity Income Fund.

     (g) That  prior to or at the  Closing,  the Trust and the  Acquiring  Trust
shall  receive an opinion from Stradley  Ronon Stevens & Young,  LLP ("SRSY") to the effect that, provided the acquisition  contemplated hereby is carried out in accordance with this Agreement and in accordance with customary  representations provided by the Trust and the Acquiring Trust in certificates delivered to SRSY:

          (1) The acquisition by the Decatur Equity Income Fund of substantially all of the assets and the  assumption  of the  liabilities  of the Acquired
     Fund in  exchange  solely for the Decatur  Equity  Income Fund shares to be issued  pursuant to Section 1 hereof,  followed by the  distribution by the
     Acquired Fund to its  shareholders of the Decatur Equity Income Fund shares
     in  complete   liquidation  of  the  Acquired  Fund,   will  qualify  as  a
     reorganization within the meaning of Section 368(a)(1) of the Code, and the
     Decatur  Equity  Income Fund and the Acquired Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

          (2) No gain or loss will be  recognized  by the Acquired Fund upon the transfer of  substantially  all of its assets to and the  assumption of the liabilities  by the Acquired Fund in exchange  solely for the voting shares of the Decatur Equity Income Fund (to be issued in accordance  with Section
     1 hereof) under Section 361(a) and Section 357(a) of the Code;

          (3) No gain or loss will be  recognized  by the Decatur  Equity Income
     Fund upon the  receipt  by it of  substantially  all of the  assets and the assumption of the  liabilities of the Acquired Fund in exchange  solely for the  voting  shares  of the  Decatur  Equity  Income  Fund (to be issued in accordance with Section 1 hereof) under Section 1032(a) of the Code;

          (4) No gain or loss will be  recognized  by the Acquired Fund upon the distribution  of the Decatur Equity Income Fund shares to the Acquired Fund shareholders  in  accordance  with Section 1 hereof in  liquidation  of the
     Acquired Fund under Section 361(c)(1) of the Code.

          (5) The  basis of the  assets of the  Acquired  Fund  received  by the
     Decatur  Equity Income Fund will be the same as the basis of such assets to the Acquired Fund immediately prior to the exchange under Section 362(b) of the Code;

          (6) The holding  period of the assets of the Acquired Fund received by the Decatur  Equity  Income Fund will include the period  during which such assets were held by the Acquired Fund under Section 1223(2) of the Code;

          (7) No gain or loss  will be  recognized  by the  shareholders  of the
     Acquired  Fund upon the exchange of their  shares in the Acquired  Fund for the  voting  shares  (including  fractional  shares  to  which  they may be entitled)  of the Decatur  Equity  Income Fund (to be issued in  accordance with Section 1 hereof) under Section 354(a) of the Code;

          (8) The basis of the Decatur Equity Income Fund shares received by the
     Acquired Fund  shareholders in accordance with Section 1 hereof  (including fractional  shares to which they may be  entitled)  will be the same as the basis of the shares of the Acquired Fund  exchanged  therefor under Section
     358(a)(1) of the Code;

          (9) The holding  period of the Decatur  Equity  Income  Fund's  shares received by the Acquired  Fund's  shareholders in accordance with Section 1 hereof  (including  fractional  shares to which they may be entitled)  will include the holding  period of the Acquired  Fund's shares  surrendered  in exchange  therefor,  provided  that the Acquired Fund shares were held as a capital asset on the date of the  Reorganization  under Section  1223(l) of the Code; and

          (10) The  Decatur  Equity  Income  Fund will  succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b)
     of the  regulations  issued by the United States  Treasury  (the  "Treasury
     Regulations"))  the items of the Acquired Fund  described in Section 381(c)
     of the  Code,  subject  to the  conditions  and  limitations  specified  in
     Sections 381, 382, 383 and 384 of the Code, and the Treasury Regulations.

     (h) That the  Acquiring  Trust  shall have  received an opinion in form and substance reasonably  satisfactory to it from SRSY, counsel to the Trust, to the effect that,  subject in all respects to the effects of bankruptcy,  insolvency, arrangement among creditors, moratorium,  fraudulent transfer or conveyance, and other similar laws of general applicability  relating to or affecting creditor's rights and to general equity principles:

          (1) The Trust was created as a  statutory  trust under the laws of the
     State of Delaware on December 17, 1998, and is validly existing and in good standing under the laws of the State of Delaware;

          (2) The Trust is authorized to issue an unlimited  number of shares of beneficial  interest,  without par value,  of the Trust and of the Acquired
     Fund.  Assuming  that the  initial  shares of  beneficial  interest  of the
     Acquired  Fund  were  issued  in  accordance  with  the 1940  Act,  and the
     Agreement and  Declaration of Trust and By-Laws of the Trust,  and that all other such  outstanding  shares of the Acquired Fund were sold,  issued and paid for in accordance  with the terms of the Acquired  Fund  prospectus in effect at the time of such sales,  each such  outstanding  share is validly issued,  fully paid,  non-assessable and has full voting rights and, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is freely transferable;

          (3) The Trust is an  open-end,  investment  company of the  management type registered as such under the 1940 Act;

          (4) Except as  disclosed in the Acquired  Fund's  currently  effective prospectus,  such counsel does not know of any material  suit,  action,  or legal or administrative proceeding pending or threatened against the Trust, the unfavorable  outcome of which would materially and adversely affect the
     Trust or the Acquired Fund;

          (5) To such counsel's knowledge, no consent,  approval,  authorization or order of any court, governmental authority or agency is required for the consummation  by  the  Trust  of  the  transactions  contemplated  by  this
     Agreement,  except such as have been obtained  under the 1933 Act, the 1934
     Act, the 1940 Act, and Delaware laws (including, in the case of each of the foregoing,  the  rules  and  regulations  thereunder)  and  such  as may be required under state securities laws;

          (6) Neither the execution,  delivery nor performance of this Agreement by the Trust  violates any provision of its Agreement  and  Declaration  of
     Trust, its By-Laws, or the provisions of any agreement or other instrument, known to such  counsel  to which the Trust is a party or by which the Trust is otherwise bound; and

          (7) This Agreement has been validly authorized, executed and delivered by the Trust and represents the legal,  valid and binding obligation of the
     Trust and is enforceable against the Trust in accordance with its terms.

     In giving the opinions  set forth above,  SRSY may state that it is relying on  certificates of the officers of the Trust with regard to matters of fact and certain  certifications  and written  statements of governmental  officials with respect to the good standing of the Trust.

     (i) That the Trust  shall have  received  an opinion in form and  substance reasonably  satisfactory to it from SRSY, counsel to the Acquiring Trust, to the effect that,  subject in all respects to the effects of bankruptcy,  insolvency, arrangement among creditors, moratorium,  fraudulent transfer or conveyance, and other similar laws of general applicability  relating to or affecting creditor's rights and to general equity principles:

          (1) The  Acquiring  Trust was created as a  statutory  trust under the laws of the State of Delaware on December 17, 1998, and is validly existing and in good standing under the laws of the State of Delaware;

          (2) The Acquiring Trust is authorized to issue an unlimited  number of shares of beneficial interest, without par value. Assuming that the initial shares of beneficial interest of the Decatur Equity Income Fund were issued in  accordance  with the 1940 Act and the Acquiring  Trust's  Agreement and
     Declaration  of Trust  and  By-Laws,  and that all other  such  outstanding shares of the Decatur Equity Income Fund were sold,  issued and paid for in accordance with the terms of the Decatur Equity Income Fund's prospectus in effect at the time of such sales,  each such  outstanding  share is validly issued,  fully paid,  non-assessable and has full voting rights and, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is freely transferable;

          (3) The  Acquiring  Trust is an  open-end  investment  company  of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in the Decatur Equity Income Fund's  currently effective  prospectus,  such counsel  does not know of any  material  suit, action, or legal or administrative proceeding pending or threatened against the Acquiring Trust, the unfavorable  outcome of which would materially and adversely affect the Acquiring Trust or the Decatur Equity Income Fund;

          (5) The shares of  beneficial  interest of the Decatur  Equity  Income
     Fund to be issued  pursuant to the terms of Section 1 hereof have been duly authorized  and, when issued and  delivered as provided in this  Agreement, will have been validly issued and fully paid and will be  non-assessable by the  Acquiring  Trust  or the  Decatur  Equity  Income  Fund,  and to  such
     counsel's   knowledge,   no  shareholder   has  any  preemptive   right  to
     subscription or purchase in respect thereof;

          (6) To such counsel's knowledge, no consent,  approval,  authorization or order of any court, governmental authority or agency is required for the consummation  by the Acquiring  Trust of the  transactions  contemplated by this  Agreement,  except such as have been obtained under the 1933 Act, the
     1934 Act, the 1940 Act, and Delaware laws  (including,  in the case of each of the foregoing,  the rules and regulations  thereunder and such as may be required under state securities laws);

          (7) Neither the execution,  delivery nor performance of this Agreement by  the  Acquiring  Trust  violates  any  provision  of its  Agreement  and
     Declaration  of Trust,  its By-Laws,  or the provisions of any agreement or other  instrument,  known to such counsel to which the Acquiring Trust is a party or by which the Acquiring Trust is otherwise bound; and

          (8) This Agreement has been validly authorized, executed and delivered by the  Acquiring  Trust  and  represents  the  legal,  valid  and  binding obligation of the Acquiring Trust and is enforceable  against the Acquiring
     Trust in accordance with its terms.

     In giving the opinions  set forth above,  SRSY may state that it is relying on certificates of the officers of the Acquiring Trust with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of the Acquiring Trust.

     (j) That the Acquiring Trust's  Registration  Statement with respect to the shares of beneficial  interest of the Decatur Equity Income Fund to be delivered to the Acquired  Fund's  shareholders  in accordance with Section 1 hereof shall have become  effective,  and no stop order  suspending the  effectiveness of the
Registration  Statement or any amendment or supplement thereto,  shall have been issued  prior to the  Closing  or  shall be in  effect  at the  Closing,  and no proceedings  for the issuance of such an order shall be pending or threatened on that date.

     (k) That the shares of  beneficial  interest of the Decatur  Equity  Income
Fund to be delivered in  accordance  with Section 1 hereof shall be eligible for sale by the Acquiring Trust with each state commission or agency with which such eligibility  is required in order to permit the shares  lawfully to be delivered to each Acquired Fund shareholder.

     (l) That at the  Closing,  the  Trust,  on  behalf  of the  Acquired  Fund, transfers to the Decatur Equity Income Fund aggregate Net Assets of the Acquired
Fund  comprising  at least 90% in fair market  value of the total net assets and
70% in fair market value of the total gross assets  recorded on the books of the
Acquired Fund at the Close of Business on the Valuation Date.

     10.  Fees and Expenses; Other Agreements
          -----------------------------------

     (a) The expenses of entering  into and carrying out the  provisions of this
Agreement, whether or not consummated,  shall be borne one-third by the Acquired
Fund, up to $25,000 by Decatur Equity Income Fund, and the remainder by Delaware
Management   Company,  a  series  of  Delaware  Management  Business  Trust  and investment manager of Decatur Equity Income Fund and the Acquired Fund.

     (b) Any other provision of this Agreement to the contrary  notwithstanding, any  liability of the Trust under this  Agreement  with respect to any series of the Trust,  or in  connection  with the  transactions  contemplated  herein with respect to any series of the Trust,  shall be discharged  only out of the assets of that  series of the Trust,  and no other  series of the Trust shall be liable with respect thereto.

     (c) Any other provision of this Agreement to the contrary  notwithstanding, any liability of the Acquiring  Trust under this  Agreement  with respect to any
series  of  the  Acquiring   Trust,  or  in  connection  with  the  transactions
contemplated  herein with respect to any series of the Acquiring Trust, shall be discharged only out of the assets of that series of the Acquiring  Trust, and no other series of the Acquiring Trust shall be liable with respect thereto.

     11.  Termination; Waiver; Order
          --------------------------

     (a) Anything  contained in this Agreement to the contrary  notwithstanding, this Agreement may be terminated and the Plan of Reorganization abandoned at any time  (whether  before or after  adoption  thereof  by the  shareholders  of the
Acquired Fund) prior to the Closing as follows:

          (1) by mutual consent of the Trust and the Acquiring Trust;

          (2)  by  the  Acquiring  Trust  if  any  condition  precedent  to  its obligations  set forth in Section 9 has not been fulfilled or waived by the
     Acquiring Trust; or

          (3) by the Trust if any  condition  precedent to its  obligations  set forth in Section 9 has not been fulfilled or waived by the Trust.

     (b) If the  transactions  contemplated  by this  Agreement  have  not  been consummated by December 31, 2004, this Agreement shall  automatically  terminate on that  date,  unless  a later  date is  agreed  to by both the  Trust  and the
Acquiring Trust.

     (c)  In  the  event  of  termination  of  this  Agreement  pursuant  to the provisions  hereof,  the same shall become void and have no further effect,  and there  shall  not be any  liability  on the  part of  either  the  Trust  or the
Acquiring  Trust  or  persons  who  are  their  trustees,  officers,  agents  or shareholders in respect of this Agreement.

     (d) At any time prior to the  Closing,  any of the terms or  conditions  of this  Agreement  may be  waived  by either  the  Trust or the  Acquiring  Trust, respectively (whichever is entitled to the benefit thereof).

     (e) The respective  representations,  warranties and covenants contained in
Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan of  Reorganization,  and neither the Trust nor the Acquiring Trust, nor any of their officers,  directors,  trustees,  agents or shareholders shall have any  liability  with respect to such  representations  or  warranties  after the
Closing. This provision shall not protect any officer, director,  trustee, agent or shareholder of the Trust or the Acquiring  Trust against any liability to the entity for which that officer,  trustee,  agent or shareholder so acts or to its shareholders  to  which  that  officer,  trustee,  agent  or  shareholder  would otherwise  be  subject  by reason  of  willful  misfeasance,  bad  faith,  gross negligence or reckless disregard of the duties in the conduct of such office.

     (f) If any order or orders of the Commission with respect to this Agreement shall be issued  prior to the Closing and shall  impose any terms or  conditions that are determined by action of the Board of Trustees of the Trust or the Board of Trustees of the Acquiring  Trust to be acceptable,  such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the  shareholders of the Acquired Fund,  unless such further vote is required by applicable law or by mutual consent of the parties.

     12.  Liability of the Acquiring Trust and the Trust
          ----------------------------------------------

     (a)  Each  party  acknowledges  and  agrees  that  all  obligations  of the
Acquiring  Trust  under this  Agreement  are  binding  only with  respect to the
Decatur Equity Income Fund; that any liability of the Acquiring Trust under this
Agreement with respect to the Decatur Equity Income Fund, or in connection  with the transactions contemplated herein with respect to Decatur Equity Income Fund, shall be  discharged  only out of the assets of the Decatur  Equity Income Fund;
that no other series of the Acquiring Trust shall be liable with respect to this
Agreement or in connection with the transactions  contemplated  herein; and that neither  the Trust nor the  Acquired  Fund shall seek  satisfaction  of any such obligation  or liability  from the  shareholders  of the  Acquiring  Trust,  the directors, officers, employees or agents of the Acquiring Trust, or any of them.

     (b) Each party  acknowledges  and agrees that all  obligations of the Trust under this  Agreement are binding only with respect to the Acquired  Fund;  that any  liability  of the Trust under this  Agreement  with respect to the Acquired
Fund, or in connection with the transactions contemplated herein with respect to the Acquired  Fund,  shall be discharged  only out of the assets of the Acquired
Fund;  that no other  series of the Trust shall be liable  with  respect to this
Agreement or in connection with the transactions  contemplated  herein; and that neither  the  Acquiring  Trust nor the  Decatur  Equity  Income  Fund shall seek satisfaction  of any such  obligation or liability from the  shareholders of the
Trust, the trustees, officers, employees or agents of the Trust, or any of them.

     13.  Final Tax Returns and Forms 1099 of the Acquired Fund
          -----------------------------------------------------

     (a) After the Closing, the Trust shall or shall cause its agents to prepare any federal,  state or local Tax returns,  including any Forms 1099, required to be filed by the Trust with  respect to the Acquired  Fund's  final  taxable year ending with its complete  liquidation and for any prior periods or taxable years and shall  further  cause such Tax  returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

     (b)  Notwithstanding  the  provisions  of  Section 1 hereof,  any  expenses incurred by the Trust or the Acquired  Fund (other than for payment of Taxes) in connection  with the  preparation  and filing of said Tax returns and Forms 1099 after  the  Closing,  shall be borne by the  Acquired  Fund to the  extent  such expenses  have been or should  have been  accrued  by the  Acquired  Fund in the ordinary  course without regard to the Plan of  Reorganization  contemplated  by this  Agreement;  any  excess  expenses  shall be borne by  Delaware  Management
Company,  a series of Delaware  Management  Business  Trust at the time such Tax returns and Forms 1099 are prepared.

     14.  Cooperation and Exchange of Information
          ---------------------------------------

     The  Acquiring  Trust  and the  Trust  will  provide  each  other and their respective  representatives  with such  cooperation and information as either of them  reasonably  may  request of the other in filing any Tax  returns,  amended return or claim for refund,  determining  a liability  for Taxes or a right to a refund of Taxes or  participating in or conducting any audit or other proceeding in respect of Taxes.  Each party or their  respective  agents  will retain for a period of six (6) years  following  the Closing all returns,  schedules and work papers and all material  records or other  documents  relating to Tax matters of the Acquired Fund and Decatur  Equity  Income Fund for its taxable  period first ending after the Closing and for all prior taxable periods.

     15.  Entire Agreement and Amendments
          -------------------------------

     This Agreement  embodies the entire Agreement between the parties and there are no  agreements,  understandings,  restrictions,  or  warranties  between the parties other than those set forth herein or herein provided for. This Agreement may be amended  only by mutual  consent of the parties in writing.  Neither this
Agreement  nor any  interest  herein may be assigned  without the prior  written consent of the other party.

     16.  Counterparts
          ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an  original,  but all such  counterparts  together  shall constitute but one instrument.

     17.  Notices
          -------

     Any notice,  report,  or demand  required or permitted by any  provision of this  Agreement  shall be in  writing  and shall be deemed to have been given if delivered or mailed, first class postage prepaid,  addressed to the Trust or the
Acquiring  Trust at One  Commerce  Square,  Philadelphia,  PA 19103,  Attention:
Secretary.

     18.  Governing Law
          -------------

     This Agreement  shall be governed by and carried out in accordance with the laws of the State of Delaware.

     19.  Effect of Facsimile Signature
          -----------------------------

     A facsimile  signature of an  authorized  officer of a party hereto on this
Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

     IN WITNESS WHEREOF, the Trust and the Acquiring Trust have each caused this
Agreement  and Plan of  Reorganization  to be executed on its behalf by its duly authorized officers, all as of the day and year first-above written.

                        Trust, on behalf of the
                        Acquired Fund

                        /s/Joseph H. Hastings
                        By: Joseph H. Hastings
                        Title: Executive Vice President/Chief Financial Officer

                        Acquiring Trust, on behalf of the Decatur Equity
                        Income Fund

                        /s/Joseph H. Hastings
                        By: Joseph H. Hastings
                        Title: Executive Vice President/Chief Financial Officer